SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2012

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland		20852-4041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012, the Board of Trustees of Federal Realty Investment Trust (“Trust”) approved the hiring of James M. Taylor, 45, to succeed Andrew P. Blocher as the Trust’s Chief Financial Officer (“CFO”), principal financial officer (“PFO”) and principal accounting officer (“PAO”). Mr. Taylor will start his employment with the Trust on July 30, 2012 and will assume the CFO, PFO and PAO titles and responsibilities effective on August 15, 2012. Mr. Taylor most recently served as senior managing director at Eastdil Secured where he headed real estate investment banking and advised on real estate debt and equity offerings and mergers and acquisitions and asset sales (“M&A transactions”). He served in similar roles since 1998 at Eastdil Secured’s predecessor companies, Wachovia Securities and First Union Securities and has been an outside advisor to the Trust since 1999. Prior to his career in investment banking, Mr. Taylor practiced corporate and securities law at Hunton & Williams representing issuers, with a focus on equity real estate investment trusts, and underwriters in public debt and equity offerings and M&A transactions, and worked as a senior accountant for Price Waterhouse. Mr. Taylor earned his juris doctor and a bachelor of science in commerce from The University of Virginia. There are no related party transactions between the Trust and Mr. Taylor other than the employment relationships described below.

Mr. Taylor will receive an annual base salary of $400,000 and a hiring bonus of $1,500,000 (“Hiring Bonus”) of which $1,000,000 will be paid in the form of cash within fifteen (15) days of Mr. Taylor’s first date of employment with the Trust, and $500,000 will be paid in the form of fully vested common shares of the Trust with the final number of common shares to be issued determined by dividing $500,000 by the closing price of the Trust’s common shares on the New York Stock Exchange on the first date of Mr. Taylor’s employment with the Trust.

In addition, Mr. Taylor will be eligible for a full annual bonus pursuant to the Trust’s Annual Incentive Bonus Plan for calendar year 2012. Mr. Taylor’s annual bonus amount will be targeted at 75% of his base salary. The amount of the bonus that is actually earned by Mr. Taylor will depend on whether the Trust achieves its targeted funds from operations level established by the Compensation Committee of the Board as well as Mr. Taylor’s individual performance but in no event shall Mr. Taylor’s bonus be less than $225,000 for calendar year 2012. Mr. Taylor will also be eligible to receive annual equity awards pursuant to the Trust’s Amended and Restated 2003 Long-Term Incentive Award Program (“LTIAP”) beginning with the 2012 calendar year award for the three year performance period ending December 31, 2012.

The Trust and Mr. Taylor will enter into a Severance Agreement that will provide for the following payments and benefits to Mr. Taylor in the event he is terminated without cause or there occurs a change in control:

Termination Without Cause: If Mr. Taylor is terminated without cause prior to January 1, 2014, he will receive: (a) a cash payment equal to two (2) years’ of his then-current base salary plus the highest annual bonus paid to Mr. Taylor within that period; and (b) ancillary benefits, including continuation of health benefits, outplacement services and a telephone and secretarial assistant for up to nine (9) months. If Mr. Taylor is terminated without cause on or after January 1, 2014, he will receive: (i) a cash payment equal to one (1) year of his then-current base salary plus the highest annual bonus paid to Mr. Taylor within the prior three (3) year period; and (ii) ancillary benefits, including continuation of health benefits, outplacement services and a telephone and secretarial assistant for up to nine (9) months.

Change in Control: If Mr. Taylor is terminated or leaves for good reason within the 2-year period following a change in control or voluntarily leaves within the thirty (30) day window following the 1-year anniversary of a change in control, Mr. Taylor will receive: (a) a lump sum cash payment equal to two (2) times his base salary plus two (2) times the highest annual bonus paid to Mr. Taylor within the prior three (3) year period; (b) continuation of health, welfare and other benefits (including secretarial assistance) for a period of two (2) years; and (c) an amount equal to the excise tax charged to Mr. Taylor as a result of receiving any change in control payments plus an additional “gross-up” amount sufficient to pay the taxes to be paid by Mr. Taylor on the excise tax payment received.

The severance and change in control arrangement between Mr. Taylor and the Trust will otherwise be on the same terms and conditions as the Severance Agreement in place between the Trust and Dawn M. Becker, the Trust’s Executive Vice President-Chief Operating Officer. We will file the Severance Agreement between the Trust and Mr. Taylor with the Trust’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2012.

Concurrently with Mr. Taylor’s assuming the titles and responsibilities of CFO, PFO and PAO on August 15, 2012, Mr. Blocher will relinquish those titles and no longer be deemed an executive officer of the Trust for purposes of Item 402 of Regulation S-K nor an officer with reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended. It is anticipated that Mr. Blocher will remain an employee of the Trust through February 20, 2013 to assist with the transition of his responsibilities to Mr. Taylor. As a result of Mr. Blocher’s change in job responsibilities, Mr. Blocher will be entitled as of September 30, 2012 to be paid out in accordance with the terms of his Severance Agreement dated February 17, 2009 and will be entitled to accelerated vesting of certain of his restricted share and option awards in accordance with the terms of those agreements. All other restricted share and option awards will remain in place in accordance with their terms through Mr. Blocher’s last day of employment with the Trust. During the period from October 1, 2012 through and including Mr. Blocher’s last day of employment with the Trust, he will receive a base salary of $162,500 per year. In addition, Mr. Blocher will be eligible to receive an annual bonus pursuant to the Trust’s Annual Incentive Bonus Plan for calendar year 2012, prorated through September 30, 2012, targeted as 75% of his annual base salary as of September 30, 2012. The final amount of annual bonus Mr. Blocher will be entitled to receive will otherwise be determined in accordance with the terms of conditions of the Trust’s Annual Incentive Bonus Plan.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are included in the Form 8-K:

Exhibit	Description of Exhibit

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: July 11, 2012	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary